EXHIBIT 10

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital from the filing of the Schedule 13D/A on 6/4/25 to 7/31/25, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
6/3/2025	Buy	14,802	9.13
6/4/2025	Buy	100	9.15
6/5/2025	Buy	3,537	9.18
6/6/2025	Buy	5,455	9.13
6/9/2025	Buy	15,421	9.16
6/11/2025	Buy	7,065	9.17
6/12/2025	Buy	19,454	9.16
6/13/2025	Buy	6,034	9.18
6/16/2025	Buy	10,522	9.16
6/17/2025	Buy	19,187	9.16
6/20/2025	Buy	986	9.18